Exhibit 99.1

Aravive Announces Board Composition and Executive Management Transitions

Healthcare Entrepreneur Fred Eshelman, Pharm.D., Appointed Board Chairman

Aravive’s Chief Scientific Officer, Gail McIntyre, Ph.D., Appointed CEO

Aravive to Host Conference Call Today at 9:00 AM, ET

HOUSTON, Texas – April 9, 2020 – Aravive, Inc. (Nasdaq: ARAV), a clinical-stage biopharmaceutical company, today announced transitions in its board of directors and executive team, effective immediately. Fred Eshelman, Pharm.D., has been unanimously appointed to the board of directors and named chairman of the board. Jay Shepard, Srinivas Akkaraju, M.D., Ph.D., and Robert Hoffman have resigned from the board of directors. Rekha Hemrajani has resigned as the company’s chief executive officer and as a director. Gail McIntyre, Ph.D., the company’s chief scientific officer, has been named chief executive officer of Aravive and appointed to the board of directors.

Prior to Dr. Eshelman joining the board of directors, Eshelman Venture, LLC, an entity wholly-owned by Dr. Eshelman, purchased from Aravive $5.0 million of the company’s common stock. Additional details will be filed today with the Securities and Exchange Commission.

“I am extremely pleased to be working with the Aravive team and am encouraged by the clinical progress and results to date of the company’s lead product candidate, AVB-500,” said Dr. Eshelman. “I’m excited to have made a significant investment in Aravive, aligning my interests with those of the company’s shareholders.”

Dr. Eshelman added, “On behalf of the board, I would like to thank Jay, Srinivas, Robert and Rekha for their service and many contributions to the company. We wish them all the best going forward.”

Ray Tabibiazar, M.D., co-founder of Aravive and a member of the board of directors added, “Gail has been intimately involved with all aspects of the company’s operation over the past four years and, with her at the helm, Aravive is poised to execute on its business plan. In addition, we’re thrilled to welcome Fred to our board. As a successful entrepreneur, drug developer, and investor, he is a true role model in our industry. The transitions we announced today reflect the natural evolution of the company and the board of directors following the completion of our 50:50 reverse merger nearly 18 months ago. They were not precipitated by any disagreement between any of the departing directors and the company. Rather, they ensure that our management team and board have the optimal mix of skills, experience and expertise, and are positioned to work efficiently and effectively, to deliver on the company’s strategic vision.”

About Dr. Eshelman

Dr. Eshelman is a highly-regarded, successful entrepreneur, with more than 40 years of executive, strategic, operational and financial leadership experience in the biopharmaceutical and healthcare industries. He is the founder of Eshelman Venture, an investment company focused primarily on healthcare. Most recently, Dr. Eshelman served as chairman of the board of The Medicines Company, where he helped shape and execute the company’s strategy and business initiatives. The Medicines Company was acquired by Novartis in January 2020 for approximately $9.7 billion. Previously, Dr. Eshelman was the founding chairman and largest shareholder of Furiex Pharmaceuticals, Inc., which was acquired by Forest Labs/Actavis. Prior to Furiex, Dr. Eshelman was the founder, chief executive officer and executive chairman of Pharmaceutical Product Development, Inc., which was acquired by private equity interests. His career has also included positions as senior vice president (development) and a board member of the former Glaxo, Inc., as well as various management positions with Beecham Laboratories and Boehringer Mannheim Pharmaceuticals.

Dr. Eshelman currently serves on the boards of directors of Eyenovia, Inc., G1 Therapeutics, Inc. and Amplitude Healthcare Acquisition Corporation.

Dr. Eshelman received his Doctor of Pharmacy from the University of Cincinnati, and completed a residency at Cincinnati General Hospital. He received a Bachelor of Science in pharmacy from UNC-Chapel Hill and is also a graduate of the Owner/President Management program at Harvard Business School.

About Dr. McIntyre

Dr. McIntyre is a seasoned biopharma executive with more than 25 years of experience having brought multiple drugs to market. Dr. McIntyre’s drug development expertise spans multiple disciplines and therapeutic areas, as well as strategic business development, licensing and M&A. Dr. McIntyre has served in various senior management and leadership positions throughout her career and has been with Aravive since 2016.

Conference Call

The Aravive management team will host a conference call and webcast today at 9:00 AM, ET, to discuss this corporate update. To access the call, please dial (844) 281-

9845 (domestic) or (314) 888-4254 (international) and provide passcode 1067533. A live webcast of the call will be available on the Investors section of the Aravive website at www.ir.aravive.com. The archived webcast will be available on Aravive’s website after the conference call.

About Aravive

Aravive, Inc. (Nasdaq: ARAV) is a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis. Aravive’s lead product candidate, AVB-500, is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Aravive is evaluating AVB-500 in platinum-resistant ovarian cancer, clear cell renal cell carcinoma and kidney fibrosis and intends to expand development into additional oncology and fibrotic indications. Aravive is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. For more information, please visit www.aravive.com.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), express or implied, such as the new director and management changes having the optimal mix of skills, experience and expertise, and being positioned to work efficiently and effectively, to deliver on the Company’s strategic vision, the Company being poised to execute on its business plan and the expansion of the development of AVB-500 into additional oncology and fibrotic indications. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the contribution to be derived from the new director, the ability of the new director and management team to deliver on the Company’s strategic vision and execute on its business plan,  the  Company’s ability to expand development into additional oncology and fibrotic indications, the Company’s dependence upon AVB-500, AVB-500’s ability to have favorable results in clinical trials, the clinical trials of AVB-500 having results that are as favorable as those of preclinical and clinical studies, the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 outbreak; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise

Contacts for Aravive:

Investors:

Christina Tartaglia

Stern IR, Inc.

christina@sternir.com

Media:

Heidi Chokeir, Ph.D.

Canale Communications

heidi@canalecomm.com

619-203-5391

Source: Aravive